SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 2, 2003

(Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3290 West Bayshore Road, Palo Alto, California 94303

(Address of principal executive offices, including zip code)

(650) 843-2800

(Registrant’s telephone number, including area code)

1

Item 5. Other Events.

     On July 2, 2003, Connetics Corporation announced that the it has submitted a New Drug Application (NDA) with the U.S. Food and Drug Administration (FDA) for Extina™, an investigational new drug formulation of 2% ketoconazole formulated using the company’s proprietary platform foam delivery vehicle, VersaFoam™, as a potential new treatment for seborrheic dermatitis. In April, Connetics announced summary results from its Phase III clinical trial with ketoconazole foam for the treatment of seborrheic dermatitis.

     Ketoconazole is used to treat a variety of fungal infections, including seborrheic dermatitis. Seborrheic dermatitis is a chronic, recurrent skin condition that affects 3-5% of the U.S. population. It usually involves the scalp, but also can affect the skin on other parts of the body, including the face and chest. The symptoms of seborrheic dermatitis include itching, redness and scaling. In 2002 an estimated 1.1 million patients sought physician treatment for seborrheic dermatitis. In 2003, the total U.S. market for prescription antifungal products was approximately $700 million.

     A copy of the press release announcing this event is attached to this Report as Exhibit 99.1 and is incorporated into this report by this reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press Release dated July 2, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION

	By:	/s/ Katrina J. Church

Katrina J. Church Executive Vice President, General Counsel and Secretary
Date: July 9, 2003

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated July 2, 2003